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                                                                   Exhibit 10.13


                              EMPLOYMENT AGREEMENT


              THIS EMPLOYMENT AGREEMENT, (this "Agreement"), is made and entered into as of February 3, 1999, by and between Kenneth Traub (the "Executive") and American Bank Note Holographics, Inc., a Delaware corporation (the "Company").

                                     RECITAL

              WHEREAS, the Executive has been acting as a consultant to the Company since December 28, 1998;

              WHEREAS, in light of recent events which are generally described in the Company's recent press releases of January 19, 1999, January 25, 1999, and February 1, 1999, the Company desires to formally retain the Executive to render executive and managerial services and the Executive desires to render such services; and

              WHEREAS, the Company and the Executive desire to set forth herein the terms and conditions on which the Company will employ the Executive, and the Executive will accept employment with the Company.

                                    AGREEMENT

              NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement and intending to be legally bound, Executive and the Company agree as follows:

SECTION 1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby accepts such employment and agrees to render services to the Company, upon the terms and conditions set forth in this Agreement.

SECTION 2. POSITION AND DUTIES. Executive shall assume the responsibilities and perform the duties of President and Chief Operating Officer of the Company. The Executive shall also serve in such similar capacities as may be assigned to him in good faith from time to time by the Board of Directors of the Company (the "Board"). Executive agrees to devote substantially all of his business time, attention, skill and best efforts to the diligent performance of his duties hereunder and shall be loyal to the Company and its affiliates and subsidiaries, and use his best efforts to further their interests. The Executive shall be responsible for the day to day nationwide general management, administration and operation


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of all present and future business of the Company, including, without limitation, those operations set forth in the By-laws of the Company. The actions of the Executive shall be subject to review only by the Board. In the event that the Executive shall deem it necessary to consult the entire Board regarding the performance of his duties, the Executive shall report directly to the Board and shall not be required to seek the approval of any other officer or individual director to do so. In the performance of his duties, Executive agrees to abide by and comply with all policies, practices, handbooks, procedures and guidelines which are now in effect or which the Company may adopt, modify, supplement or change from time to time.

SECTION 3. TERM OF EMPLOYMENT. The term of employment hereunder shall commence on the date hereof and shall continue thereafter until the earlier of
(i) one year from the date hereof or (ii) termination pursuant to Section 10 hereof (the "Employment Term"). This Agreement shall be automatically renewed annually for successive one year terms, unless the Company gives written notice at least sixty (60) days prior to the end of the Employment Term of its election to terminate such employment at the end of such Employment Term. Notwithstanding the foregoing, if the Executive's employment is terminated pursuant to Section 10 of this agreement, the automatic renewal provided herein shall be of no further effect as of the Termination Date (as defined). In the event Executive's employment is not renewed at the end of the Employment Term (except as otherwise provided in Section 10 hereof) or renewal term, the Company will pay to the Executive an amount equal to the Salary and Bonus (both, as defined) of the Executive for the prior year.

SECTION 4. EXCLUSIVITY. During the term of Executive's employment with the Company, Executive shall not without the prior written consent of the Board (i) perform any managerial, sales, marketing or technical services directly or indirectly for any person or entity competing directly or indirectly with the Company or any of its subsidiaries in the holography business; (ii) perform any such services for any entity owned, directly or indirectly, by anyone competing, either directly or indirectly, with the Company or any of its subsidiaries in the holography business; (iii) on his own behalf or that of any other person or entity, compete, either directly or indirectly, with the Company or any of its subsidiaries, to sell any products or services marketed or offered by the Company or any of its subsidiaries; (iv) engage or become interested, directly or indirectly, as owner, employer, partner, consultant, through stock ownership (except ownership of less than one percent of the number of shares outstanding of any securities which are listed for trading on any securities exchange, Provided that the specific nature and amount of the investment, if over $50,000, shall be immediately disclosed to the Company in writing), investment of capital, lending of money or property, or otherwise either alone or in association with others, in the operation of any type of business or enterprise which conflicts or interferes with the


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performance of Executive's services hereunder or (v) engage in any activities which could reasonably be deemed to be a conflict of interest with his duties hereunder or his obligations to the Company.

SECTION 5.    COMPENSATION AND BENEFITS.

              (a) Salary and Bonus. As compensation for the performance of the Executive's services hereunder, during the Employment Term, the Company will pay to the Executive an annual base salary of $250,000 per annum; provided that the Executive's annual base salary shall be increased by not less than 3% per annum in the event this Agreement is renewed pursuant to Section 3 above (the "Salary"). Within 30 days following the end of each of the Company's fiscal quarters, the Board shall determine if the Executive is eligible to receive a bonus (the "Bonus"). While the payment of any Bonus (or no Bonus) shall be determined by the Board or a committee designated by the Board to make such determination (the "Compensation Committee") in its sole discretion, and shall be based on certain performance measures which shall be determined by the Board or the Compensation Committee in its sole discretion, the parties agree that a target bonus of $25,000 per quarter would be appropriate. The Executive's Salary and any Bonus will be payable in accordance with the customary payroll practices of the Company for its senior management personnel.

              (b) Benefits. During the Employment Term, the Executive shall be eligible to participate, on the same basis and subject to the same qualifications as other senior management personnel of the Company, in any pension, profit sharing, savings, bonus, life insurance, health insurance, hospitalization, dental, drug prescription, disability, accidental death and dismemberment and other benefit plans and policies as may from time to time be in effect with respect to senior management personnel of the Company (collectively, the "Benefits"). The Executive shall also be entitled to vacation days (including the right to accrue unused vacation time from year to year if the Agreement is renewed pursuant to Section 3 above), holidays and sick days in accordance with the policies of the Company as may be in effect from time to time; provided, however, that termination of Executive's employment for any reason (including resignation by the Executive), the Company shall pay Executive for accrued vacation time unused as of the last date of employment, on a pro rated basis calculated on the basis of the Executive's Salary and Bonus in effect on the Termination Date. Upon mutual agreement of the Company and the Executive that it would be beneficial to both parties for the Executive to relocate his personal residence in connection with his employment hereunder, the Company shall reimburse the Executive for the reasonable expenses related to such relocation upon the submission of supporting documentation for such expenses.


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              (c)    Stock Options.  As additional compensation hereunder, the
Executive shall be granted stock options to purchase up to 250,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Company's 1998 Stock Incentive Plan (the "1998 Plan"), at an exercise price equal to the closing market price of the Common Stock on the last date on which the New York Stock Exchange was open for trading immediately prior to the date hereof. The options and any shares of Common Stock underlying the options may be subject to certain restrictions as disclosed in the 1998 Plan (the "Restricted Stock"). Subsequent grants of options to purchase equity in the Company during the Employment Term will be made at the sole discretion of the Board or the Compensation Committee. The Company will use reasonable efforts to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register all shares of Common Stock issued to the Executive under the 1998 Plan.

              (d) Expenses. The Company will pay or promptly reimburse the Executive for all reasonable out-of-pocket business, entertainment and travel expenses incurred by the Executive in the performance of his duties hereunder upon presentation of appropriate supporting documentation and otherwise in accordance with the expense reimbursement policies of the Company in effect from time to time.

              (e) Taxes and Withholdings. All appropriate deductions, including federal, state and local taxes and social security, shall be deducted from any amount paid by the Company to the Executive hereunder in conformity with applicable laws.

SECTION 6. CONFIDENTIALITY. The Executive acknowledges and agrees that (a) in connection with his employment by the Company, the Executive will be involved in the Company's and its subsidiaries' (if any) operations; (b) in order to permit him to carry out his responsibilities, the Company may disclose, to the Executive, in strict confidence, or the Executive may develop, confidential proprietary information and trade secrets of the Company and its affiliates, including without limitation (i) unpublished information with respect to the Company concerning marketing or sales plans, operational techniques, strategic plans and the identity of suppliers and supply contacts; (ii) unpublished financial information with respect to the Company, including information concerning revenues, profits and profit margins; (iii) internal confidential manuals and memos; and (iv) "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended (collectively, "Confidential Information"); and (c) the Company and its affiliates derive significant economic value and competitive advantage by reason of the fact that such Confidential Information, in whole or in part, is not generally known or readily ascertainable by the Company's or its affiliates' actual or potential competitors and, as such, constitutes the Company's and its affiliates' valuable trade secrets.


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              In addition to any obligations set forth herein, and in
recognition of the foregoing acknowledgments, for himself and on behalf of his affiliates, the Executive agrees that he will not, directly or indirectly, use, disseminate or disclose, any Confidential Information (other than for the legitimate business purposes of the Company), and that he will not knowingly permit any of his affiliates to, directly or indirectly, use, disseminate or disclose, any Confidential Information. At the end of the Employment Term, the Executive agrees to deliver immediately to the Company the originals and all copies of Confidential Information in his possession or control, whether in written form, on computers or discs or otherwise.

              The restrictions set forth in this Section 6 shall not apply to those particular portions of Confidential Information, if any, that (a) have been published by any of the Company or any of its affiliates in a patent, article or other similar tangible publication or (b) become available to the Executive from a source other than the Company, provided that the source of such Confidential Information was not known by the Executive, after reasonable inquiry, to be bound by a confidentiality agreement with or other obligation of confidentiality to the Company or any of its affiliates.

              The foregoing restrictions on the disclosure of Confidential Information set forth in this Section 6 shall not apply to those particular portions of Confidential Information, if any, that are required to be disclosed in connection with any legal process; provided that, at least ten (10) days in advance of any required disclosure, or such lesser time as may be required by circumstances, the Executive shall furnish the Company with a copy of the judicial or administrative order requiring that such information be disclosed together with a written description of the information proposed to be disclosed (which description shall be in sufficient detail to enable the Executive and its affiliates to determine the nature and scope of the information proposed to be disclosed), and the Executive covenants and agrees to cooperate with the Company and its affiliates to deliver the minimum amount of information necessary to comply with such order.

              This Section 6 shall survive any termination of this Agreement.

SECTION 7.    COVENANT NOT TO COMPETE.

              (a) Scope. In order to fully protect the Company's Confidential Information, during the Employment Term and for a period of one year thereafter (the "Noncompetition Period"), the Executive shall not, except as authorized in writing by the Board, directly or indirectly, render services to, assist, participate in the affairs of, or otherwise be connected with, any person or enterprise (other than the Company and its subsidiaries, if


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any), which person or enterprise is engaged in, or is planning to engage in, and shall not personally engage in, any business that is competitive with the business of the Company or any of its subsidiaries, if any, with respect to any products or services of the Company or any of its subsidiaries, if any, in any capacity which would utilize the Executive's services with respect to any products or services of the Company or any of its subsidiaries, if any, that were within the Executive's management responsibility at any time within the twelve (12) month period immediately prior to the Termination Date.

              (b)    Remedies. The parties recognize, acknowledge and agree that
(i) any breach or threatened breach of the provisions of this Section 7 shall cause irreparable harm and injury to the Company and that money damages will not provide an adequate remedy for such breach or threatened breach and (ii) the duration, scope and geographical application of this Agreement are fair and reasonable under the circumstances, and are reasonably required to protect the legitimate business interests of the Company. Accordingly, Executive agrees that the Company shall be entitled to have the provisions of this Agreement specifically enforced by any court having jurisdiction, and that such a court may issue a temporary restraining order, preliminary injunction or other appropriate equitable relief, without having to prove the inadequacy of available remedies at law. In addition, the Company shall be entitled to avail itself of all such other actions and remedies available to it or any of its affiliates under law or in equity and shall be entitled to such damages as it sustains by reason of such breach or threatened breach. It is the express desire and intent of the parties that the provisions of this Agreement be enforced to the full extent possible.

              (c) Severability. If any provision of Section 7(a) is held to be unenforceable because of the duration of such provision, the area covered thereby or the scope of the activity restrained, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and/or the scope of the activity to be restrained contained in such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend and agree that the covenants contained in Section 7(a) shall be construed as a series of separate covenants, one for each municipality, community or county included within the area designated by Section 7(a). Except for geographic coverage, the terms and conditions of each such separate covenant shall be deemed identical to the covenant contained in Section 7(a). Furthermore, if any court shall refuse to enforce any of the separate covenants deemed included in Section 7(a), then such unenforceable covenant shall be deemed eliminated from the provisions hereof to the extent necessary to permit the remaining separate covenants to be enforced in accordance with their terms. The prevailing party in any action arising out of a dispute in respect of any provision of this Agreement shall be entitled to recover from the


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non-prevailing party reasonable attorneys' fees and costs and disbursements incurred in connection with the prosecution or defense, as the case may be, of any such action.

SECTION 8. RESPONSIBILITY UPON TERMINATION. Upon the termination of his employment for any reason and irrespective of whether or not such termination is voluntary on his part:

              (a) The Executive shall advise the Company of the identity of his new employer within ten (10) days after accepting new employment and further agrees to keep the Company so advised of any change in employment during the Non-competition Period;

              (b) The Company in its sole discretion may notify any new employer of the Executive that he has an obligation not to compete with the Company during the Noncompetition Period; and

              (c) The Executive shall deliver to the Company any and all records, forms, contracts, memoranda, work papers, customer data and any other documents (whether in written form, on computers or discs or otherwise) which have come into his possession by reason of his employment with the Company, irrespective of whether or not any of said documents were prepared for him, and he shall not retain memoranda in respect of or copies of any of said documents.

SECTION 9. NONSOLICITATION. The Executive agrees that during the term of his employment with the Company and for a period of twelve (12) months thereafter, he will not, and will not assist any of his affiliates to, directly or indirectly, recruit or otherwise solicit or induce any executive, customer, subscriber or supplier of the Company or any of its subsidiaries about whom or which he gained Confidential Information while at the Company to terminate its employment or arrangement with the Company or any of its subsidiaries, otherwise change its relationship with the Company or any of its subsidiaries, or establish any relationship with the Executive or any of his affiliates for any business purpose deemed materially competitive with the business of the Company or any of its subsidiaries, if any.

SECTION 10.   TERMINATION.

              (a) Termination for Cause. Notwithstanding anything contained herein to the contrary, the Board may terminate the Executive's employment with the Company for cause; provided that the Executive shall be given notice of the Company's intent to terminate his employment for cause, the nature of the cause and, if cureable, a reasonable opportunity to remedy the cause. For the purposes of this Section 10(a), the term "reasonable" shall mean


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that amount of time deemed reasonable by the Board acting in good faith and in light of the nature of the cause. For purposes of this Agreement, the term "cause" shall mean, the occurrence of any one or more of the following (i) the commission of any act of willful and material embezzlement or fraud on the part of Executive against the Company, (ii) any act or omission which constitutes a willful and material breach by Executive of this Agreement, including a refusal or failure by Executive to perform his duties and obligations hereunder, (iii) Executive has been convicted of a crime, which conviction has, or is reasonably likely to have a material adverse effect on the Company, or its business or will prevent the Executive from performing his duties for a sustained period of time,
(iv) Executive becomes Disabled (as hereinafter defined), or (v) the death of Executive; provided, however, that "cause" shall not include any act or omission by the Executive undertaken in the good faith exercise of the Executive's business judgment as President and Chief Operating Officer or in good faith reliance on the advice of counsel. For purposes of this Agreement, "Disabled" shall mean Executive's inability, due to illness, accident or any other physical or mental condition, to fully perform the essential functions of his position or this Agreement for more than 26 weeks consecutively or for intermittent periods aggregating 39 weeks during any 78-week period during the Employment term, except as otherwise required by law.

              If, during the Employment Term the Company terminates the Executive's employment pursuant to clauses (i), (ii) or (iii) of this paragraph
(a), then, from and after the date the Executive's termination is effective (the "Termination Date"), the Executive shall (a) have no right to receive any further Salary following the Termination Date, (b) be entitled to receive any Bonus, payable on a pro rata basis, which may have accrued or which otherwise would have been granted by the Board had the Executive not been terminated, for the year in which the Executive was terminated (c) cease to be covered under or be permitted to participate in any Benefits (except payments due to the Executive or the Executive's beneficiaries or representatives under any applicable life or disability insurance plans or policies) and (d) shall have no further right to purchase shares of Common Stock pursuant to the 1998 Plan; provided however, that all restrictions on Restricted Stock purchased by the Executive shall, subject to applicable securities laws, rules and regulations, lapse on the Termination Date.

              If during the Employment Term the Company terminates the Executive employment pursuant to clause (iv) or (v) of this paragraph (a), (a) the Company shall continue to pay the Executive (or his beneficiaries, as applicable) Salary then in effect, for a period of one year following the Termination Date in accordance with the customary payroll practices of the Company for its senior management personnel, (b) the Executive shall be entitled to receive any Bonus, payable on a pro rata basis, which may have accrued or which otherwise would have been granted by the Board had the Executive not been


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terminated, for the year in which the Executive was terminated, and (c) the
Executive shall be entitled to all rights with respect to any options granted or Common Stock purchased under the 1998 Plan for a period of two years following the Termination Date and all restrictions on Restricted Stock purchased by the Executive shall, subject to applicable securities laws, rules and regulations, lapse on the Termination Date.

              (b) Termination Without Cause and Resignation For Good Reason. The Company shall have the right to terminate this Agreement and the employment of Executive with the Company for any reason or no reason and without cause upon written notice to Executive of such termination, and the Executive shall have the right to resign for Good Reason (as hereinafter defined); provided that, except as otherwise provided in paragraph (c) below, (i) the Company shall continue to pay to the Executive the Salary then in effect, together with any Bonus which may have accrued or which otherwise would have been granted by the Board had the Executive not been terminated or resigned for two years following the Termination Date, in accordance with the customary payroll practices of the Company for its senior management personnel (except in the event the Executive resigns for Good Reason as defined in paragraph (e)(ii)(d) below, in which case the amount otherwise payable under this clause (i) will be reduced by 50%), (ii) the Company shall continue any benefits in which the Executive then participates on the same basis of participation and subject to all terms and conditions of such plans as applied prior to such termination or resignation, and (iii) all non-vested options to purchase shares of Common Stock granted under the 1998 Plan shall vest on the Termination Date and the Executive shall be entitled to all rights with respect to such options or Common Stock purchased under the 1998 Plan for a period of two years following the Termination Date. All restrictions on Restricted Stock purchased by the Executive shall, subject to applicable securities laws, rules and regulations, lapse on the Termination Date.

              (c) Termination Upon Change of Control or Resignation for Good Reason Following a Change of Control. In the event Executive's employment is terminated by the Company subsequent to a Change of Control (as hereinafter defined) or the Executive resigns from the Company for Good Reason (as hereinafter defined) within one year following a Change of Control, the Company will pay the Executive a severance amount equal to the product of (x) the Salary multiplied by (y) two (2). In the event Executive's employment is terminated by the Company subsequent to a Change of Control (as hereinafter defined) or the Executive resigns from the Company for Good Reason (as hereinafter defined) at any time after one year following a Change of Control, the Company will pay the Executive a severance amount equal to the product of (x) the Salary multiplied by (y) three (3). If a payment is made to the Executive pursuant to this paragraph (c), in no event shall the Executive receive any payments pursuant paragraph (b) of this Section 10. To the extent


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that such amounts are in excess of the amount allowable as a deduction under
Section 280(G) of the Code, or are subject to excise tax pursuant to Section 4999 of the Code, the Company will gross-up any additional amounts due, and
(iii) all non-vested options to purchase shares of Common Stock granted under the 1998 Plan shall vest on the Termination Date and all restrictions on Restricted Stock purchased by the Executive shall, subject to applicable securities laws, rules and regulations, lapse on the Termination Date.

              (d) Resignation. Executive shall have the right to terminate this Agreement and his employment with the Company upon fourteen (14) calendar days prior written notice to the Company. Except if the Executive's resignation is for Good Reason in accordance with paragraphs (b) and (c) above, from and after the effective date of such resignation, Executive shall (i) have no right to receive any further Salary or bonus hereunder; (ii) cease to be covered under or by permitted to participate in any Benefits (except payments due the Executive or the Executive's beneficiaries or representatives under any applicable pension, profit sharing, life or disability insurance plans or policies); and (iii) forfeit any and all non-vested options granted or non-vested Common Stock purchased under the 1998 Plan.

              (e) Definitions. For purposes of this Section 10 the terms listed below shall mean the following:

                     (i)    "Change in Control" shall mean:

                     (a) the direct or indirect acquisition, whether by sale, merger, consolidation, or purchase of assets or stock, by any person, corporation, or other entity or group thereof of the beneficial ownership (as that term is used in Section 13(d)(l) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of shares in the Company which, when added to any other shares the beneficial ownership of which is held by the acquiror, shall result in the acquirer's having more than 33% of the votes that are entitled to be cast at meetings of stockholders as to matters on which all outstanding shares are entitled to be voted as a single class; provided, however, that such acquisition shall not constitute a Change of Control for purposes of this Agreement if prior to such acquisition a resolution declaring that the acquisition shall not constitute a Change of Control is adopted by the Board with the support of a majority of the Board members who either were members of the Board for at least two years prior to the date of the vote on such resolution or were nominated for election to the Board by at least two-thirds of the directors then still in office who were members of the Board at least two years prior to the date of the vote on such resolution; and provided


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       further, that neither the Company, nor any person who as of the date hereof was a director or officer of the Company, nor any trustee or other fiduciary holding securities under an employee benefit plan of the Company, nor any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company shall be deemed to be an "acquirer" for purposes of this Section.

              (b) the election during any two-year period to a majority of the seats on the Board of Directors of the Company of individuals who were not members of the Board at the beginning of such period unless such additional or replacement directors were approved by at least 80% of the continuing directors.

              (c) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

              (ii) "Good Reason" shall mean the occurrence of (a) a material breach of this Agreement by the Company, (b) the assignment to the Executive of duties inconsistent with his position as described in
  Section 2 herein, or any significant adverse alteration in the status or conditions of the Executive's employment or in the nature of the Executive's responsibilities as described in Section 2 herein, (c) the failure of the Company to continue to provide Executive with benefits substantially similar to those described in this Agreement or to continue in effect any benefit or stock option plan which is material to the Executive's compensation, including but not limited to, the 1998 Plan or
  (d) the failure of the Company to maintain directors' and officers' insurance at an aggregate amount at least equal to the level provided as of the date hereof; provided, however, in the case of (a), (c) and (d) above, Executive shall not be deemed to have Good Reason to terminate his employment if the reason for such termination is remedied prior to the date of termination specified in the notice of termination pursuant to
  Section 10(d) herein.

SECTION 11. AUTHORITY. Executive represents and warrants that he has the ability to enter into this Agreement and perform all obligations hereunder, and that there are no restrictions on Executive or any obligations owed by him to third parties which are reasonably likely, in any way, to detract from or adversely affect his performance hereunder.

SECTION 12.   MISCELLANEOUS.


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              (a)    Separate Agreements. The covenants of Executive contained
in this Agreement shall survive any termination of this Agreement and shall be construed as separate agreements independent of any other agreement, claim, or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise. The covenants contained in this Agreement are necessary to protect the legitimate business interests of the Company.

              (b) Entire Agreement. The parties hereto acknowledge and agree that this Agreement supersedes all previous contracts and agreements between the Company and Executive relating to the subject matter hereof and that any such previous contracts or agreements shall become null and void upon execution of this Agreement. This Agreement constitutes the complete agreement among the parties hereto with respect to the subject matter hereof and no party has made or is relying on any promises by any other party or their respective representatives not contained in this Agreement.

              (c) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. If any provision of this Agreement is held to be unenforceable because of the duration of such provision, the area covered thereby or the scope of the activity restrained, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and/or the scope of the activity to be restrained contained in such provision and, in its reduced form, such provision shall then be enforceable.

              (d)    Successor and Assigns.

                     (i) This Agreement is personal in nature and neither this Agreement nor any rights or obligations arising hereunder may be assigned, transferred or pledged by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                     (ii) This Agreement shall be binding upon and inure to the benefit of the Company and their successors. The rights and obligations of the Company pursuant to this Agreement are freely assignable and transferable by Company without the consent of Executive without his being relieved of any obligations hereunder, including, without


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limitation, an assignment or transfer in connection with a merger or consolidation of the Company, or a sale or transfer of all or substantially all of the assets of the Company; provided, the provisions of this Agreement shall be binding on and shall inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred and such successor shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place.

              (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.

              (f) Amendment. No amendment, waiver, modification or change of any provision of this Agreement shall be valid unless in writing and signed by both parties; provided, that any such amendment, waiver, modification or change must be consented to on behalf of the Company by the Board. The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Agreement.

              (g) Notices. All notices and communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid certified mail, return receipt requested, or by recognized courier service, and addressed as follows:

                     (i)    If to the Company to:

                            American Bank Note Holographics, Inc.
                            399 Executive Boulevard
                            Elmsford, NY 10523
                            Attention: Chief Executive Officer
                            Telephone: (212) 593-5700
                            Facsimile: (212) 593-9683

                            with a copy to:

                            Paul, Hastings, Janofsky & Walker LLP
                            399 Park Avenue
                            New York, NY 10022
                            Attention: Daniel Bergstein, Esq.
                            Telephone: (212)318-6000

                            Facsimile: (212) 319-4090

                     (ii)   If to the Executive to:

                            Kenneth Traub
                            18 Sleepy Hollow Lane
                            Princeton Junction, NJ 08550
                            Telephone: (609) 716-6101
                            Facsimile: (609) 716-1452

or to such other address as may be specified by notice of the parties.

              (h) Arbitration. Except as provided for in Section 7(b), the Company and Executive agree that any claim or controversy arising out of or relating to this Agreement or any breach thereof ("Arbitrable Dispute") shall be settled by arbitration if such claim or controversy is not otherwise settled; provided, however that nothing set forth herein shall in any way limit the Company's ability to seek and obtain injunctive relief in aid of arbitration from any court of competent jurisdiction. This arbitration agreement applies to, among others, disputes about the validity, interpretation, or effect of this Agreement. The arbitration shall take place in New York, New York, or such other location as to which the parties may mutually agree. Except as expressly set forth herein, all arbitration proceedings under this Section 12(h) shall be undertaken in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force only before individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA register of arbitrators. There shall be one arbitrator who shall be chosen in accordance with the rules of the AAA. The arbitrator may not modify or change this Agreement in any way and shall not be empowered to award punitive damages against any party to such arbitration. Each party shall pay the fees of such party's attorneys, the expenses of such party's witnesses, and any other expenses that such party incurs in connection with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be paid in equal shares by Executive and the Company. Except as provided for in Section 7(b), arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. Should Executive or the Company attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party will be entitled to recover from the initiating party all damages, expenses, and attorneys' fees incurred as a result of that breach.

              (i) Indemnification Agreement. A material breach of that certain indemnification agreement, entered into as of the date hereof, between the Company and the Executive, shall constitute a material breach of this Agreement.

              (j) Attorneys Fees. The Company will pay or promptly reimburse the Executive for all reasonable attorneys fees, up to a maximum amount of $5,000, incurred by Executive in the preparation, negotiation, execution and delivery of this Agreement upon presentation to the Board of appropriate supporting documentation.

              (k) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                       AMERICAN BANK NOTE HOLOGRAPHICS, INC.



                                              /s/ MORRIS WEISSMAN
                                       By: ___________________________________
                                           Name:  Morris Weissman
                                           Title: Chairman and CEO




                                       KENNEITH TRAUB



                                       /s/ Kenneth Traub
                                       _______________________________________

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT dated February 3, 1999, (this "Amendment"), is made and entered into as of March 20, 2000, by and between Kenneth Traub (the "Executive") and American Bank Note Holographics, Inc., a Delaware corporation (the "Company").


                                 R E C I T A L

     WHEREAS, the Executive and the Company are parties to an Employment Agreement entered into as of February 3, 1999 (the "Original Agreement"); and

     WHEREAS, the Executive and the Company desire to enter into this Amendment to the Original Agreement to further secure the services of the Executive.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises set forth in this Amendment and intending to be legally bound, the Executive and the Company agree as follows:

1. Section 2 of the Original Agreement is hereby amended by deleting the term "Chief Operating Officer" and replacing it with the term "Chief Executive Officer" in the first sentence thereof and by deleting the second sentence thereof. Section 2 is further amended by replacing the word "nationwide" with the word "worldwide" in the fourth sentence thereof.

2. Section 3 of the Original Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following: "In the event Executive's employment is not renewed at the end of the Employment Term (except as otherwise provided in Section 10 hereof) or renewal term, the Company will pay to the Executive an amount equal to two times the Salary and Bonus (both, as defined) of the Executive for the prior year."

3. Section 5(a) of the Original Agreement is hereby amended by deleting the amount "$250,000" and replacing it with the amount "$300,000."


4. Section 5(a) of the Original Agreement is hereby further amended by deleting the last three sentences thereof and substituting therefor the following:
    "Within 30 days following the end of each of the Company's fiscal quarters, the Executive shall receive a bonus of $25,000 per quarter, unless the Board or a committee designated by the Board to consider the issue (the "Compensation Committee") shall, in its sole discretion, determine that the payment of such quarterly bonus should not be paid based on the performance of the Executive and/or the business, results of operations or financial condition of the Company. The Board or the Compensation Committee may, in its sole discretion, determine to award additional quarterly or year-end bonuses to the Executive. The quarterly and year-end bonuses in a calendar year are collectively referred to as the "Bonus".

    The Executive's Salary and any Bonus will be payable in accordance with the customary payroll practices of the Company for its senior management personnel."

5. Section 5(b) of the Original Agreement is hereby amended by adding the following sentence: "Executive shall also be entitled to a car allowance of $800 per month, as well as all reasonable car maintenance and travel expenses."

6. Section 10(a) of the Original Agreement is hereby amended by deleting the term "Chief Operating Officer" and replacing it with the term "Chief Executive Officer."

7. Section 10(c) of the Original Agreement is hereby amended by deleting clause "(x) the Salary" in each of the first and second sentences thereof and replacing them with the following: "(x) the Salary and Bonus".

8. The amendments to the Original Agreement contained herein shall have effect as of February 3, 2000.

9. Except as otherwise provided herein, the Original Agreement shall continue unchanged and in full force and effect.

10. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                            AMERICAN BANK NOTE HOLOGRAPHICS, INC.



                            By:     /s/  Salvatore F. D'Amato
                                 ------------------------------------
                                      Name:  Salvatore F. D'Amato
                                      Title:    Chairman


                            KENNETH TRAUB


                                    /s/  Kenneth Traub
                                 -------------------------------------





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